UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 4, 2011, Robert W. Bennett, Senior Vice-President and Chief Marketing Officer of Patriot Coal Corporation (the “Company”), adopted a pre–arranged trading plan in accordance with guidelines specified by Rule 10b5–1 under the Securities and Exchange Act of 1934 and the Company’s stock ownership and trading policies for executives. Rule 10b5–1 permits officers and directors of public companies to adopt plans for selling specified amounts of stock. The plans may be entered into only when the officer or director is not in possession of material nonpublic information. Under Mr. Bennett’s Rule 10b5–1 plan, he will sell up to 33,000 shares of Company common stock at prevailing market prices. Mr. Bennett’s plan will terminate on or before December 30, 2011.

The pre-arranged trading plan was adopted in order to allow Mr. Bennett to sell a portion of his Company common stock as part of his long-term strategy for individual asset diversification and liquidity. The stock transactions pursuant to this trading plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. The Company undertakes no obligation to report on Form 8–K any Rule 10b5–1 plans that may be adopted by any other officers or directors or to report on Form 8–K any modifications or termination of any publicly announced trading plan, except to the extent as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2011

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer